                                                                    EXHIBIT 99.1


                                                                    NEWS RELEASE
                                               ---------------------------------
FOR IMMEDIATE RELEASE                             CONTACT:
May 13, 2003                                      Barbara B. Forbes
                                                  Director of Investor Relations
                                                  713-374-4870

--------------------------------------------------------------------------------

 NUEVO ENERGY REPORTS SIGNIFICANTLY HIGHER FIRST QUARTER EARNINGS AND CASH FLOW

HOUSTON - Nuevo Energy Company (NYSE: NEV) today reported net income of $25.7 million, or $1.33 per diluted share in the first quarter 2003, an increase of $24.2 million, or $1.25 per diluted share from the first quarter 2002. The significantly increased earnings were the result of increased natural gas production and higher commodity prices. In the first quarter 2003 we had income from discontinued operations of $4.6 million and income from the adoption of a new accounting principle, SFAS No. 143, of $8.5 million. Income from continuing operations was $12.7 million, or $0.65 per diluted share in the first quarter 2003 compared to $0.4 million, or $0.01 per diluted share in the same period in 2002. Net cash provided by operating activities was $47.1 million in the first quarter 2003 compared to $19.6 million in the same period in 2002. Discretionary cash flow of $44.3 million in the first quarter 2003, increased $20.7 million from $23.6 million in the first quarter 2002.

"We delivered another quarter of strong financial results by maintaining a disciplined operating strategy while benefiting from high commodity prices," commented Jim Payne, Chairman, President and CEO. "The turnaround at Nuevo is clearly visible in our improved financial results and stronger balance sheet. The sale of $70 million of non-core assets in the first quarter 2003 combined with the generation of free cash flow enabled us to repay all outstanding bank debt and report about $74 million of cash on the balance sheet. Free cash flow from operations combined with proceeds from additional non-core asset sales will enable us to continue to deleverage our balance sheet."

PRODUCTION AND PRICES

Total production from continuing operations in the first quarter 2003 was 48.7 thousand barrels of oil equivalent (MBOE) per day compared to 47.4 MBOE per day in the comparable period in 2002. Production from our discontinued operations and assets held for sale was 3.3 MBOE per day in the first quarter 2003 and 5.1 MBOE per day in the first quarter 2002. Crude oil production of 42.1 thousand barrels (MBbls) per day was slightly lower than 42.7 MBbls per day in the comparable period in 2002 due to lower production offshore California which was caused by mechanical downtime. The realized crude oil price (after hedging) increased 28% to $21.83 per barrel in the first quarter 2003 versus $16.99 per barrel in the year ago period. Oil hedging losses for the 2003 quarter were $3.68 per barrel as compared to a hedging gain of $1.22 per barrel in the first quarter 2002.

Nuevo's first quarter 2003 natural gas production increased 39% to 39.4 million cubic feet (MMcf) per day from 28.4 MMcf per day in the first quarter 2002 due to production from our September 2002 West Texas acquisition which more than offset operational downtime and normal field declines in California. Nuevo's realized natural gas price increased 94% to $4.32 per thousand cubic feet (Mcf) in the first quarter 2003 compared to $2.23 per Mcf in the year ago period. Gas hedging losses in the first quarter 2003 were $0.48 per Mcf. No gas was hedged in the 2002 period.

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COSTS AND EXPENSES

Total costs and expenses in the first quarter 2003 were $65.3 million, including steam costs of $11.8 million. Excluding steam costs, total costs and expenses remained relatively flat at $53.5 million in the first quarter 2003 versus $52.3 million in the comparable period in 2002. The price of natural gas used in our California thermal operations increased 85% from the first quarter 2002. Excluding the gas cost, lease operating expense was $27.5 million in the first quarter 2003 versus $27.9 million in the comparable period in 2002. DD&A was flat quarter-over-quarter including the accretion of discount as required by SFAS No. 143 in the first quarter 2003. General and administrative costs were $6.7 million in the first quarter 2003 versus $6.1 million in the same period in 2002 due to the timing of expenses and severance costs. Interest expense was $9.3 million in the first quarter 2003, an increase of $0.3 million compared to the year ago period due to a lower amount of interest rate swaps year-over-year.

CAPITAL EXPENDITURES

Capital expenditures in the first quarter 2003 were $16.9 million, primarily spent on our Cymric, Belridge and Pakenham fields. Our 2003 capital program will be in the range of $65 - $70 million.

BALANCE SHEET

In the first quarter 2003, Nuevo received cash proceeds from the sale of the Brea-Olinda and Union Island Fields, repaid the outstanding bank debt of $28.7 million and had $73.8 million of cash at March 31, 2003. At the end of the first quarter 2003, Nuevo's debt to capital ratio as defined in our credit agreement declined to 53% compared to 62% in the comparable period in 2002. The fixed charge coverage ratio improved to 4.1 times in the first quarter 2003 from 2.4 times in the first quarter 2002. On April 15, 2003, Nuevo redeemed the remaining $2.4 million of 9.5% senior subordinated notes due in 2006.

As of March 31, 2003, Nuevo had assets held for sale with a book value of approximately $48.4 million related to certain California real estate and a non-core oil field.

FIRST QUARTER CONFERENCE CALL

Nuevo will host a conference call to review first quarter 2003 financial results today at 3:00 p.m. EDT (2:00 p.m. CDT). There will also be a simultaneous web cast of the conference call which can be accessed from Nuevo's web site at www.nuevoenergy.com.

Financial Guidance

The second quarter 2003 and year 2003 financial and operating guidance is provided in a separate press release and will be posted on our web site.

Nuevo Energy Company is a Houston, Texas-based Company primarily engaged in the acquisition, exploitation, development, exploration and production of crude oil and natural gas. Nuevo's domestic producing properties are located onshore and offshore California and in West Texas. Nuevo is the largest independent producer of oil and gas in California. The Company's international producing property is located offshore the Republic of Congo in West Africa. To learn more about Nuevo, please refer to the Company's internet site at http://www.nuevoenergy.com.


THIS PRESS RELEASE INCLUDES "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PRESS RELEASE, INCLUDING WITHOUT LIMITATION, ESTIMATED QUANTITIES AND NET PRESENT VALUE OF RESERVES, ESTIMATED PRODUCTION VOLUMES, BUSINESS STRATEGIES, PLANS AND OBJECTIVES OF MANAGEMENT OF THE COMPANY FOR FUTURE OPERATIONS AND COVENANT COMPLIANCE AND CAPITAL EXPENDITURES ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UPON WHICH

                                     -more-


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SUCH FORWARD-LOOKING STATEMENTS ARE BASED ARE REASONABLE, IT CAN GIVE NO
ASSURANCES THAT SUCH ASSUMPTIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") AND PROJECTIONS INCLUDE VOLATILITY IN OIL AND GAS PRICES, OPERATING RISKS, THE RISKS ASSOCIATED WITH RESERVE REPLACEMENT, COMPETITION FROM OTHER COMPANIES AND OTHER FACTORS SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS MADE WITH THE SEC AND INCORPORATED HEREIN. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS AND PROJECTIONS ATTRIBUTABLE TO THE COMPANY OR TO PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED BY THE CAUTIONARY STATEMENTS.

                                       ###

                              NUEVO ENERGY COMPANY
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       THREE MONTHS ENDED MARCH 31,
                                                          2003              2002
                                                     -------------    -------------
PRODUCTION
  Crude oil and liquids (MBbls)                              3,793            3,842
    Per Day                                                   42.1             42.7

  Natural Gas (MMcf)                                         3,542            2,558
    Per Day                                                   39.4             28.4

  MBOE                                                       4,383            4,268
    Per Day                                                   48.7             47.4

PRICES
  Crude oil and liquids ($/Bbl)
    Unhedged                                         $       25.51    $       15.77
    Hedged                                                   21.83            16.99

  Natural gas ($/Mcf)
    Unhedged                                         $        4.80    $        2.23
    Hedged                                                    4.32             2.23
REVENUES
  Crude oil and liquids                              $      82,802    $      65,251
  Natural gas                                               15,310            5,711
  Other                                                        138                6
                                                     -------------    -------------
                                                            98,250           70,968
                                                     -------------    -------------
COSTS AND EXPENSES
  Lease operating expenses                                  39,330           34,626
  Exploration costs                                          1,072            1,058
  Depletion, depreciation,
    amortization and accretion                              17,389           17,248
  General and administrative                                 6,717            6,083
  Other                                                        795               24
                                                     -------------    -------------
                                                            65,303           59,039
                                                     -------------    -------------

INCOME FROM OPERATIONS                                      32,947           11,929

  Derivative gain (loss)                                      (943)            (756)
  Interest income                                               79              108
  Interest expense                                          (9,322)          (9,004)
  Dividends on TECONS                                       (1,653)          (1,653)
                                                     -------------    -------------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAX                                         21,108              624
  Income tax expense
   Current                                                   1,504               --
   Deferred                                                  6,941              251
                                                     -------------    -------------
                                                             8,445              251
                                                     -------------    -------------
INCOME FROM CONTINUING OPERATIONS                           12,663              373
  Income from discontinued
    operations, including gain(loss)
    on disposition, net of income taxes                      4,554            1,089
  Cumulative effect of a change in
    accounting principle, net of
    income taxes                                             8,496               --
                                                     -------------    -------------
NET INCOME                                           $      25,713    $       1,462
                                                     =============    =============
EARNINGS PER SHARE

  Basic
    Income from continuing operations                $        0.66    $        0.02
    Income from discontinued operations                       0.24             0.07
    Cumulative effect of change in
      accounting principle                                    0.44               --
                                                     -------------    -------------
    Net income                                       $        1.34    $        0.09
                                                     =============    =============

  Diluted
    Income from continuing operations                $        0.65    $        0.01
    Income from discontinued operations                       0.24             0.07
    Cumulative effect of change in
      accounting principle                                    0.44               --
                                                     -------------    -------------
    Net income                                       $        1.33    $        0.08
                                                     =============    =============
WEIGHTED AVERAGE SHARES OUTSTANDING

  Basic                                                     19,199           17,000
                                                     =============    =============
  Diluted                                                   19,305           17,176
                                                     -------------    -------------

                              NUEVO ENERGY COMPANY
               DISCRETIONARY CASH FLOW AND SUMMARY BALANCE SHEET
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       THREE MONTHS ENDED MARCH 31,
                                                     ------------------------------
                                                          2003             2002
                                                     -------------    -------------
DISCRETIONARY CASH FLOW(1)

  Net cash provided by operating activities          $      47,134    $      19,630

    Working capital changes, net of non-cash items          (2,790)           3,457
    Exploration costs excluding dry hole costs                 501              968
    Interest capitalized                                      (509)            (449)
                                                     -------------    -------------
DISCRETIONARY CASH FLOW                              $      44,336    $      23,606
                                                     =============    =============

(1) Discretionary cash flow is a non-GAAP measure that indicates our ability to fund capital expenditures and it is a common measure used by investors in the oil and gas industry.

                                                     MARCH 31,    DECEMBER 31,
                                                      2003           2002
                                                    ----------   -------------
CONDENSED BALANCE SHEET

  ASSETS

   Current assets(2)                                $  151,039   $      64,863
   Assets held for sale                                 48,438          92,738
   Property, plant and equipment, net                  697,259         613,713
   Deferred tax assets, net                             29,164          43,258
   Goodwill                                             19,664          19,664
   Other assets                                         23,569          20,935
                                                    ----------   -------------
                                                    $  969,133   $     855,171
                                                    ==========   =============

  LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities(3)                           $  129,617   $     100,744
   Long-term debt                                      407,210         438,277
   Interest rate swap adjustment                        13,775          13,834
                                                    ----------   -------------
     Total debt and interest rate swap adjustment      420,985         452,111
                                                    ----------   -------------
   Asset retirement obligation                          91,774              --
   Other long-term liabilities                          14,788          13,040
   TECONS                                              115,000         115,000
   Stockholders' equity (4)                            196,969         174,276
                                                    ----------   -------------
                                                    $  969,133   $     855,171
                                                    ==========   =============

Common Stock Outstanding at Period End                  19,226          19,181
                                                    ==========   =============

(2) Current assets excluding SFAS 133 were $141.6 million at March 31, 2003 and $57.2 million at December 31, 2002.

(3) Current liabilities excluding SFAS 133 were $101.4 million at March 31, 2003 and $79.9 million at December 31, 2002.

(4)      Includes ($15.1) million and ($11.5) million of other comprehensive
         (loss) income in 2003 and 2002, respectively.